First California Financial Group, Inc. 10-K/A

EXHIBIT 31.4

Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

Certification

I, Romolo Santarosa certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of First California Financial Group, Inc. for the year ended December 31, 2012; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2013

/s/ Romolo Santarosa
Romolo Santarosa
Senior Executive Vice President and Chief
Operating Officer/Chief Financial Officer